                                                                   EXHIBIT 23.8

                         CONSENT OF PROPOSED DIRECTOR

  The undersigned hereby consents to being named as a proposed member of the Board of Directors of Quanta Services, Inc. (the "Registrant") in the Prospectus constituting a part of the Registration Statement on Form S-1 of the Registrant filed under the Securities Act of 1933, as amended.

                                                  /s/ Michael T. Willis
                                          _____________________________________
                                                    Michael T. Willis

December 18, 1997